                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                 Pursuant to Section 13 or Section 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  July 31, 1997
                                -----------------



                           PlayNet Technologies, Inc..
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                                    Delaware
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-25296                                           11-2706304
-------------------------                       ------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


               One Maritime Plaza, San Francisco, California 94111
         ---------------------------------------------------------------
          (Address of principal executive offices, including zip code)


               Registrant's telephone number, including area code:
                                 (415) 217-3600
                                 ---------------

ITEM 5. Other Events

Response of the Nasdaq Hearing on Delisting the Company's Stock

On July 11, 1997, the Nasdaq Listing Qualifications Hearing Panel (the "Panel") notified the Company that it had granted the Company a limited time exception to the capital and surplus requirement as set forth in NASD Marketplace Rule 4310(c)(03) on the condition that on or before July 31, 1997 the Company must make a public filing with the SEC (this Form 8-K) and Nasdaq which contains a June 30, 1997 balance sheet with pro forma adjustments for any significant transactions on or before the filing date and that such pro forma balance sheet must evidence minimum capital and surplus of $15,000,000. Since the Company is operating under the exception granted by the panel, its continued listing on the Nasdaq SmallCap Market is conditional, and as such, effective July 16, 1997, the trading symbol of the Company's Common Stock has been modified to add a fifth character "C" and has changed from "PLNT" to "PLNTC". The Company's trading symbol will contain this fifth character until the Company has demonstrated compliance with the terms of the exception.

Completed Transactions

Financing Commitments:

A principal stockholder of the Company also acts as financial, investor and strategic alliance consultants to the Company. In connection with these duties, the stockholder has successfully assisted the Company in raising capital. In calendar year 1995 the stockholder delivered capital investments in the amount of $2,631,250; in calendar year 1996 $2,384,000 in capital investments was raised, as well as $2,106,500 in convertible promissory note. The stockholder, pursuant to an amended agreement, has undertaken the obligation to raise a minimum of $7,500,000 in additional capital for the Company during calendar year 1997. In that regard, $1,750,000 has been raised in bridge financing arrangements and an additional $2,250,000 in capital has been raised under other financing arrangements. This stockholder has demonstrated its commitment as well as its ability to successfully assist the Company in its endeavors to raise capital sufficient to fund its cash needs during its development stage and until it is able to generate sufficient revenues from the sale of its products. The stockholder is highly confident that it will be able to successfully consummate the capital investment transactions the Company may require or the stockholder has committed to invest the capital in the Company.

Equity Transactions:

In July 1997 the Company received a total of $600,000 in cash payments from a third party for the purchase of 600,000 shares of PlayNet Common Stock at $1.00 per share.

On July 29, 1997 the Company entered into an agreement with Access America, Inc. of New Orleans, Louisiana (the Network) to arrange for the broadcast of certain advertising material promoting the sale of the Company's products and services via television in exchange for the issuance of convertible preferred shares convertible into shares of the Company's Common Stock amounting to $12,500,000. The broadcast time will be devoted to promoting the Company's prize tournaments for the benefit of operators of the Company's networked entertainment terminals for public venues, and for the musical offerings that will be featured on these terminals and the networked jukeboxes planned to be introduced into the market. For this transaction, the Company's Common Stock has been valued at $7.00 per share, which yields 1,785,714 shares of Common Stock issuable under this agreement upon full conversion of the preferred shares. The Network shall broadcast PlayNet's material for the number of hours or portions thereof of broadcast time equivalent to the purchase price, calculated at the Network's normal rates less any discounts offered to any other customers. PlayNet will make a one-time payment equal to one-half of one percent of the total value of the agreement to cover all administrative costs. The agreement shall continue until termination or until the Company has used all of the broadcast time. The Network may terminate the agreement if the Company's common stock is delisted from the Nasdaq SmallCap Market and such order is in effect for more than sixty
(60) days. On or after August 31, 1998 and August 31, 1999, on ten (10) business days written notice to the Company (the "Conversion Date") and subject to the Company's right, upon receipt of the Notice of Conversion, to redeem the preferred shares at a discount, Network has the right to convert twenty percent (20%) and eighty percent (80%), respectively, of the Preferred Shares into shares of newly issued Common Shares of the Company on the basis of Seven Dollars ($7.00) per share (357,143 and 1,428,571 shares, respectively), provided however, that if the closing price of the shares of Common Stock of the Company for the Conversion Date is not equal to or greater than Seven Dollars ($7.00) per share, then the Company will gross up the number of shares issued to Network such that the then amount of shares equals $2,500,000 and $10,000,000 in value, respectively, based on the closing price of common stock of the Company for the Conversion Date. This agreement is assignable, subject to certain provisions, by either party without prior written consent of the other.

Conversion of Certain Promissory Notes:

Effective July 30, 1997, holders of certain promissory notes, including certain of the holders of Senior Secured Notes, issued by the Company agreed to convert their notes into Common Stock of the Company subject to the following terms. The face amount of the note plus any accrued and unpaid interest shall convert into shares of PlayNet Common Stock on the basis of $1.275 per share, which represents the average closing price for such shares on the Nasdaq SmallCap Market for the five (5) trading days (July 18th through July 24th) preceding the agreement date. The Company has agreed to use its best efforts to register all shares issued pursuant to this conversion with Securities and Exchange Commission on a Form S-3 Registration Statement. As additional consideration for the conversion, warrants issued in connection with the issuance of these promissory notes to the Note Holders to purchase shares of the Company's Common Stock shall be amended to reflect a reduction in the exercise price per share of such warrants to $2.00 per share. Under this agreement the Company is converting an aggregate principal amount of $4,840,000 of promissory notes (including $1,750,000 of Senior Secured Notes) and an aggregate of $348,817 in accrued and unpaid interest into a total of 4,039,337 share of Common Stock. Of the total principal amount being converted $260,000 represents one convertible term loan held by a stockholder and treated as a current liability for balance sheet purposes; $1,330,000 represents three convertible term loans held by stockholders and treated as non-current liabilities; $1,750,000 represents four notes related to the bridge financing transactions; and $1,500,000 represents four notes related to other short term financing arrangements. In connection with the bridge financing notes and the other short term notes, the Company issued warrants to purchase 500,000 shares of its Common Stock and recorded deferred financing charges related to the value thereof. (As reflected in the Pro Forma Balance Sheet in Item 7(b).)

Stock Subscription Agreement:

On July 30, 1997, the Company received a commitment from an unrelated third party to raise the sum of $2,000,000 for PlayNet through the private sale of its securities in a transaction or transactions exempt from the registration requirements of the Securities Act of 1933. The third party has agreed to advance the sum of $2,000,000 to the Company no later than five days from the date of the agreement to be credited against sums to be paid to the Company with respect to the securities sold by the Company through the third party. (As reflected in the Pro Forma Balance Sheet in Item 7(b).)

Pending Transactions

Letters of Intent to Convert Debentures:

Effective July 30, 1997, the Company has received a commitment in principle from the holder of its $4,000,000 10% Convertible Debenture confirming that it is prepared to exchange the Debentures for convertible preferred stock of PlayNet that shall have a dividend rate of 10% per annum. The parties are in the process of negotiating definitive documentation with regard to this transaction. The Debentures will be exchanged for a convertible preferred stock of PlayNet with a face amount equal to the $4 million stated principal of the Debenture plus accrued interest, penalties and other amounts due to the holder less the $250,000 of initial funding that, in accordance with the Convertible Debenture Purchase

Agreement dated May 20, 1997, was not funded. (As reflected in the Pro Forma Balance Sheet in Item 7(b).)

Pending Negotiations to Convert Additional Senior Secured Promissory Notes

The Company is currently in negotiations with Holders of the remaining Senior Secured Notes, in the aggregate principal amount of $1,500,000, for the repayment, conversion or restructuring of these Notes. (See "Conversion of Certain Promissory Notes")

The Company is confident that it will successfully conclude negotiations on these two pending transactions and consummate the conversions and exchange of the Debentures and Notes.

Intercontinental Holding Company, Ltd.
On July 18, 1997 the Company engaged Intercontinental Holding Company, Ltd. for a period of three weeks as a consultant to act as an advisor with respect to existing and potential investors regarding a 7.5% Convertible Preferred Stock offering. The term sheet related to this capital raising transaction reflects an offering of up to $2,000,000 in Convertible Preferred Stock issuable pursuant to Regulation D with registration rights. The dividends are to be paid quarterly either in cash or in freely tradable Common Stock, at the option of the issuer at each interest due date. If paid in Common Stock, the shares will be based upon the then applicable conversion price on the interest due dates. The conversion price will be the lower of either 100% of the closing bid price for the five days immediately preceding the closing date of the transaction or 78% of the average closing bid price for the five days immediately preceding the interest due date. The securities will be convertible into shares of the Company's Common Stock anytime commencing after 90 days from the closing date up to one year from the closing date. At the end of one year the Convertible Preferred shares will be automatically converted by the Company at the then applicable conversion price.

Intercontinental is currently in discussion with several potential investors regarding this transaction. The Company reasonably anticipates consummating a transaction similar in nature to the one described above within the term of the agreement.

Select Capital Advisors, Inc.
On July 25, 1997 the Company entered into an agreement with Select Capital Advisors, Inc. to act on the Company's behalf in an offering of $3,000,000 of 8% Convertible Debentures to close on or before August 10, 1997. The Debenture will mature in two years and will be convertible within forty five days of the closing date at a conversion price of the lesser of 80% of the average closing bid price for the five trading days prior to the subscription or 75% of the closing bid price prior to the conversion.


Security Ownership of Certain Beneficial Owners and Management: The following table sets forth certain information on a pro forma basis, assuming the consummation of all transactions described herein, with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock as of July 31,1997 by (i) each person known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation", and (iv) all directors and executive officers of the Company as a group.

Name and Address                                            Amount and Nature       Percent
of Beneficial Owner                                      of Beneficial Ownership   of Class(1)
-------------------                                      -----------------------   -----------
Castellon Ltd.(2)                                              2,412,122(5)          11.44%
    2, Clan William Terrace
    Dublin 2,  Republic of Ireland

Shmuel Cohen(2)                                                2,052,520(3)           9.73%
    5 Cove Lane
    Kings Point, New York 11024

KF Chemical Co., Inc.                                          1,981,197(10)          9.39%
    P.O. Box 91
    Jerusalem 91000 Israel

Ceres Advisors Ltd.                                            1,567,053(8)           7.43%
    P.O. Box 91
    Jerusalem 91000 Israel

Zeller Eblagon Leasing Ltd.                                    1,561,466(9)           7.40%
    16 Aba Hillel Silver
    Ramat Gan 52506 Israel

N.Y. Holdings, Ltd.(2)                                         1,115,258(6)           5.29%
    c/o Hertzog, Fox & Neeman
    4 Weizman Street
    Tel Aviv 64239  Israel

Joseph Ettinger (2) (5)                                        2,412,122(5)          11.44%
    c/o Castellon Ltd.
    2, Clan William Terrace
    Dublin 2,  Republic of Ireland

Yael Cohen                                                             0(4)           0.00%
    5 Cove Lane
    Kings Point, New York 11024

Ron Borta                                                      1,052,273(7)           4.99%
    14 Oak Lane
    Sterling, Virginia 20165

Directors and executive officers as a group (4 persons)        4,464,642(3)          21.17%

----------
(1)      Calculations on a pro forma basis with 21,088,976 shares outstanding:
         15,612,985 actual shares outstanding as of June 30, 1997and 600,000 shares were purchased in July 1997; 4,034,173 shares issued upon conversion of debt; 841,818 shares issued assuming exercise of all exercisable options and warrants as July 31, 1997 and for 60 days thereafter.

(2) Pursuant to a ten year proxy agreement dated June 30, 1992, Mr. Cohen, Castellon Limited and NY Holdings Ltd. have agreed that for so long as each party is a stockholder of the Company, each party will vote his or their shares of common stock, currently constituting approximately 26.46% of the Company's Common Stock, for the election of three directors to be designated by Mr. Cohen, two directors to be designated by Castellon Limited and one director to be designated by NY Holdings, Ltd. The sole beneficial owner of Castellon Limited is Mr. Joseph Ettinger.

(3) Includes 200,000 shares of common stock issuable upon exercise of currently exercisable stock options.

(4) Shmuel Cohen and Yael Cohen are husband and wife and each may be deemed to be the beneficial owner of the shares owned by Mr. Cohen. Mrs. Cohen disclaims beneficial ownership of such shares.

(5) Mr. Ettinger is the President and sole beneficial owner of Castellon Limited and may therefore be deemed to be the beneficial owner of all of the shares of common stock of the Company owned by Castellon Ltd..

(6) Includes 60,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

(7) Includes 181,818 shares of common stock owned by Leslie Davis, Mr. Borta's wife.


(8) Includes 175,000 shares of common stock issuable upon the exercise of currently exercisable warrants issued in connection with the promissory note being converted.

(9) Includes 81,818 shares of common stock issuable upon the exercise of stock options granted in connection with a promissory note previously paid in full and 150,000 shares issuable upon the exercise of currently exercisable warrants issued in connection with the promissory note being converted.

(10) Includes 100,000 shares of common stock issuable upon the exercise of currently exercisable warrants issued in connection with the promissory note being converted.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Not applicable.

         (b) Pro forma financial information.


                           PLAYNET TECHNOLOGIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              BASIS OF PRESENTATION

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1997 has been prepared by the Company's management and has been based on historical transactions through June 30, 1997 and certain pro forma adjustments necessary to reflect significant transactions occurring on or before the date of this filing. This balance sheet should be read in conjunction with the documents incorporated herein by reference.

PLAYNET TECHNOLOGIES, INC. AND SUBSIDIARIES
(FORMERLY ARISTO INTERNATIONAL CORPORATION)
(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

                                  ASSETS                               JUNE 30,          PRO FORMA          PRO FORMA AS
                                                                        1997            ADJUSTMENTS           ADJUSTED
                                                                    ------------        ------------        ------------
Current assets:
  Cash and cash equivalents                                         $     43,063        $    (39,000)(a)    $      4,063
  Proceeds due from equity transaction                              $         --            2,000,00 (b)       2,000,000
  Restricted cash                                                        250,000                  --             250,000
  Inventory                                                            3,220,710                  --           3,220,710
  Prepaid expenses and other current assets                               52,914                  --              52,914
                                                                    ------------        ------------        ------------
                    Total current assets                               3,566,687           1,961,000           6,327,687

Equipment, net                                                           900,694                  --             900,694
Investment in Joint Venture                                               50,000                  --              50,000
Capitalized software, net                                              2,754,301                  --           2,754,301
Goodwill, net                                                            876,721                  --             876,721
Restricted cash - noncurrent                                              89,039                  --              89,039
Other assets                                                             353,426                  --             353,426
                                                                    ------------        ------------        ------------
                    Total assets                                    $  8,590,868        $  1,961,000        $ 10,551,868
                                                                    ============        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses                             $  6,493,639        $   (632,056)(c)    $  5,861,583
  Notes payable - bank                                                   406,000                  --             406,000
  Notes payable - bridge financing
     (net of deferred financing charges)                               2,357,933          (2,357,933)(d)             -0-
  Notes payable - all others
     (net of deferred financing charges)                               1,728,557          (1,185,403)(e)         543,154
  Convertible term loans - stockholders                                  776,500            (260,000)(f)         516,500
  Payable to stockholder                                                      --                  --                  --
  Capital leases                                                          31,384                  --              31,384
                                                                    ------------        ------------        ------------
                    Total current liabilities                         11,794,013          (4,435,392)          7,358,621

 10% Convertible Debenture                                             3,350,000          (3,350,000)(g)              --
Convertible term loans - stockholders                                  1,330,000          (1,330,000)(h)              --
Capital leases - long term                                               280,768                  --             280,768
Deferred rent                                                            138,169                  --             138,169
                                                                    ------------        ------------        ------------
                    Total liabilities                                 16,892,950          (9.115,392)          7,777,558

Commitments and contingencies                                                 --                  --                  --

Stockholders' equity:
  Preferred stock, $.001 par value; authorized
    1,000,000 shares; issued and outstanding none at 6/30/97 and
    2,973,848 on a pro forma basis                                            --               2,974 (i)           2,974
  Common stock, $.001 par value; authorized
    39,000,000 shares; issued and outstanding
    14,980,319 and 26,636,457, respectively                               14,980              11,657 (j)          26,637
  Additional paid in-capital                                          33,942,927          26,781,674 (k)      60,724,601
  Deficit accumulated during the development stage                   (42,259,989)         (3,219,913)(l)     (45,479,902)
                                                                    ------------        ------------        ------------
                    Total stockholders' equity                        (8,302,082)         23,576,392          15,274,310
                                                                    ------------        ------------        ------------

                                                                    ============        ============        ============
                    Total Prepaid Advertising                                            (12,500,000)(m)     (12,500,000)
                                                                    ============        ============        ============
                    Total liabilities and stockholders' equity      $  8,590,868        $  1,961,000        $ 10,551,868
                                                                    ============        ============        ============

Footnotes to Pro forma Adjustments:

(a) The $39,000 reduction in cash includes the receipt in July 1997 of $600,000 from third parties for the purchase of common stock and $94,000 related to certain debt transactions less the projected outflows of cash totaling $639,000 primarily for July payroll.

(b) The Proceeds due from equity transaction relate to a commitment from an unrelated third party for the sale of $2,000,000 in common stock. Total number of shares estimated to be issued is 3,368,421.

(c) Pro forma accounts payable and accrued expenses reduction of $632,056 includes the conversion to common stock of $420,055 in accrued interest related to the converted notes plus $212,000 of reductions in accounts payable through the use of proceeds.

(d) Of the full amount of the bridge financing notes totaling $3.25M to be converted into common stock net of deferred financing charges of $892,076, agreements for $1.75M have been consummated and agreements for $1.5M are being negotiated.

(e) Agreements to convert Other notes payable totaling $1.5M into common stock net of deferred financing charges of $220,597 have been consummated. In July the Company incurred debt in consideration of cash received in the amount of $94,000.

(f) The $260,000 of reduction represents the face amount of convertible term loans to stockholders converted to common stock.

(g) The full amount of $3,750,000 of convertible debentures net of $400,000 in deferred financing charges are projected to be converted into 2,973,848 shares of convertible preferred stock.

(h) Agreements have been consummated to convert promissory notes totaling $1,330,000 into common stock.

(i) Represents par value of 2,973,848 shares of convertible preferred stock issued in the conversion of the 10% debenture plus accrued interest, see note (g).

(j) Represents par value of all common stock issued aggregating 5,869,333 shares in consideration for the conversion of notes and accrued interest, 1,785,715 related to prepaid advertising, 632,666 for consulting services and 3,368,421 related to the commitment from a third party to arrange the private purchase of $2,000,000 of common stock at current prices, see note
     (b).

(k)  Value of additional paid in capital related to the shares issued in note
     (j).

(l) Additional charges to accumulated deficit consist of $1,512,664 in amortized financing charges related to the converted notes, $1,186,249 for the value of financial consulting services paid with common stock, and $521,000 of estimated July payroll charges paid with proceeds from stock transactions.

(m) Prepaid advertising consists of the equity value of shares to be issued in connection with an agreement with Access America for the broadcast of the Company's advertising material. As the Company consumes the broadcast hours the prepaid advertising will be reduced and the stockholder equity value will be increased.

         (c) Exhibits.

99.1    Letter dated July 17, 1997 from Principal Stockholder of the Company.
99.2    Agreement with Access America, Inc. dated July 29, 1997.
99.3 Form of Letter Agreements with Holders of Promissory Notes evidencing conversion of Promissory Notes into Common Stock of the Company and Schedule of Note Holders who have executed such Agreements.
99.4 Commitment Letter from International Savings Portfolio Ltd., dated July 30, 1997.
99.5    Letter of Robinson Silverman Pearse Aronson & Berman LLP dated July 30,
        1997.
99.6    Letter of Allen & Company Incorporated, dated July 31, 1997.
99.7    Term Sheet with Intercontinental Holding Company, Ltd., dated July 18,
        1997.
99.8    Term Sheet with Select Capital Advisors, Inc., dated July 25, 1997.

         (c) Exhibits.




                       DOCUMENTS INCORPORATED BY REFERENCE

The Company's (i) Annual Report on Form 10-KSB and 10-KSB/A for the fiscal year ended October 31, 1996, and (ii) Quarterly Reports on Form 10-Q for the quarters ended January 31, 1997 and April 30, 1997 are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Shares of Common Stock to which the Prospectus relates shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective dates of filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superceded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein modifies or replaces such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Prospectus.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PlayNet Technologies, Inc.

Dated: July 31, 1997                By: /s/ Shmuel Cohen
      -----------------------          ----------------------------

                                       Shmuel Cohen
                                       President and
                                       Chief Executive Officer

                                Exhibit Index

99.1    Letter dated July 17, 1997 from Principal Stockholder of the Company.
99.2    Agreement with Access America, Inc. dated July 29, 1997.
99.3 Form of Letter Agreements with Holders of Promissory Notes evidencing conversion of Promissory Notes into Common Stock of the Company and Schedule of Note Holders who have executed such Agreements.
99.4 Commitment Letter from International Savings Portfolio Ltd., dated July 30, 1997.
99.5    Letter of Robinson Silverman Pearse Aronson & Berman LLP dated July 30,
        1997.
99.6    Letter of Allen & Company Incorporated, dated July 31, 1997.
99.7    Term Sheet with Intercontinental Holding Company, Ltd., dated July 18,
        1997.
99.8    Term Sheet with Select Capital Advisors, Inc., dated July 25, 1997.